Exhibit 99.1

Alkermes Contacts:
For Investors: Rebecca Peterson, +1 781 609 6378
For Media: Jennifer Snyder, +1 781 609 6166

ALKERMES PLC ANNOUNCES SALE OF GAINESVILLE, GA MANUFACTURING FACILITY TO RECRO PHARMA, INC.

— Alkermes Streamlines Manufacturing Operations and Exits Non-Core Business —

— Alkermes Provides Updated 2015 Financial Guidance to Reflect Transaction —

DUBLIN, Ireland, March XX, 2015 — Alkermes plc (NASDAQ: ALKS) today announced that it has entered into a definitive agreement to sell its manufacturing facility in Gainesville, GA, the manufacturing and royalty revenue associated with products manufactured at the facility and global rights to Meloxicam IV/IM to Recro Pharma, Inc. (Recro), a specialty pharmaceutical company. Under the terms of the agreement, Alkermes will receive from Recro an initial cash payment of $50 million, development and commercialization milestone payments of up to $120 million related to Meloxicam IV/IM and low double-digit royalties on net sales of Meloxicam IV/IM. This transaction is subject to antitrust law clearance as well as other customary terms and conditions. This transaction is anticipated to close in the second quarter of 2015.

Assets being sold as part of the transaction include the Good Manufacturing Practices (GMP) facility in Gainesville, which was acquired by Alkermes in 2011 as part of its business combination with Elan Drug Technologies; Alkermes’ rights to RITALIN LA®, FOCALIN XR®, VERELAN® , ZOHYDRO® ER, and BIDILTM; and the late-stage, parenteral formulation of Meloxicam IV/IM, a nonsteroidal anti-inflammatory drug, which has completed multiple phase 2 trials for the management of moderate-to-severe acute pain, as well as related technology.

“We are streamlining Alkermes’ manufacturing operations for our commercial products and late-stage pipeline into our two GMP facilities in Athlone, Ireland, and Wilmington, Ohio,” said James Frates, Chief Financial Officer of Alkermes.  “With this transaction, we are capturing value from non-core assets, as we continue to execute on our strategy and focus on the key driver of our future growth — our late-stage pipeline of innovative medicines for central nervous system diseases.”

Financial Expectations for 2015

As a result of this transaction, Alkermes is revising its financial expectations for 2015. The following statements are forward-looking, and actual results may differ materially. Please see “Note Regarding Forward-Looking Statements” at the end of this press release for risks that could cause results to differ materially from these forward-looking statements.

•                  Cash and Total Investments: The transaction is expected to increase the company’s cash and total investments by $50 million.  The company reported cash and total investments of approximately $802 million at Dec. 31, 2014.

•                  Revenues: The company expects that revenues will decrease by approximately $40 million, to be in the range of $600 million to $630 million, revised from an expectation of $640 million to $670 million.

•                  Cost of Goods Manufactured and Sold: The company expects that cost of goods manufactured and sold will decrease by approximately $25 million, to be in the range of $130 million to $140 million, revised from an expectation of $155 million to $165 million.

•                  Research and Development (R&D) Expenses: The company continues to expect R&D expenses to range from $345 million to $365 million.

•                  Selling, General and Administrative (SG&A) Expenses: The company continues to expect SG&A expenses to range from $310 million to $330 million.

•                  Amortization of Intangible Assets: The company continues to expect amortization of intangible assets to be approximately $65 million.

•                  Net Interest Expense:  The company continues to expect net interest expense to range from $10 million to $15 million.

•                  Income Tax Expense: The company continues to expect income tax expense to range from $10 million to $15 million.

•                  GAAP Net Loss: The company expects that GAAP net loss will increase by approximately $15 million, to be in the range of $270 million to $300 million, and a basic and diluted loss per share of $1.80 to $2.00, based on a weighted average basic and diluted share count of approximately 150 million shares outstanding. This is revised from an expectation of a GAAP net loss of $255 million to $285 million, and a basic and diluted loss per share of $1.70 to $1.90, based on a weighted average basic and diluted share count of approximately 150 million shares outstanding.

•                  Non-GAAP Net Loss: The company expects that non-GAAP net loss will increase by approximately $15 million, to be in the range of $55 million to $75 million, and a basic and diluted non-GAAP net loss per share of $0.37 to $0.50. This is revised from an expectation of a non-GAAP net loss in the range of $40 to $60 million, and a basic and diluted non-GAAP net loss per share of $0.27 to $0.40.

•                  Capital Expenditures: The company expects that capital expenditures will decrease by approximately $5 million, to be approximately $50 million, revised from an expectation of approximately $55 million.

•                  Free Cash Flow: The company expects that free cash outflow will increase by approximately $10 million, to be in the range of $105 million to $125 million. This is revised from an expectation of a free cash outflow of $95 million to $115 million.

Lazard Frères & Co. LLC served as financial advisor and Goodwin Procter LLP served as legal advisor to Alkermes.

About Alkermes

Alkermes plc is a fully integrated, global biopharmaceutical company that applies its scientific expertise and proprietary technologies to develop innovative medicines that improve patient outcomes. The company has a diversified portfolio of more than 20 commercial drug products and a substantial clinical pipeline of product candidates that address central nervous system (CNS) disorders such as addiction, schizophrenia, depression and multiple sclerosis. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including non-GAAP net loss, non-GAAP net loss per share and free cash flow. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

•                  Non-GAAP net income adjusts for one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; non-cash tax expense; deferred revenue; and certain other one-time or non-cash items.

•                  Free cash flow represents non-GAAP net income less capital expenditures.

The company’s management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, better indicate underlying trends in ongoing operations and cash flows. However, non-GAAP net loss, non-GAAP net loss per share and free cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the table included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth above may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to: statements concerning future financial and operating performance, business plans or prospects; the likelihood of continued revenue growth from the company’s commercial products; the therapeutic and commercial value of the company’s products and Meloxicam IV/IM; and the likelihood that the sale transaction with Recro will be completed on time or at all. The company cautions that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: regulatory submissions may not occur or be submitted in a timely manner; the company, and its partners, may not be able to continue to successfully commercialize its products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to governmental payers; the U.S. Food and Drug Administration or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products and Meloxicam IV/IM; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; completion of the sale to Recro is subject to customary closing conditions, including antitrust law clearance; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014, and in any other subsequent filings made by the company with the Securities and Exchange Commission (“SEC”) and which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The information contained in this press release is provided by the company as of the date hereof and, except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking information contained in this press release.

Alkermes plc and Subsidiaries

2015 Guidance — GAAP to Non-GAAP Adjustments

An itemized reconciliation between projected loss per share on a GAAP basis and projected earnings per share on a non-GAAP basis is as follows:

			Loss
(In millions, except per share data)	Amount	Shares	Per Share
Projected Net Loss — GAAP	$(285.0)	150	$(1.90)
Adjustments:
Non-cash net interest expense	1.0
Non-cash taxes	10.0
Depreciation expense	35.0
Amortization expense	65.0
Share-based compensation expense	110.0
Deferred revenue	(1.0)
Projected Non-GAAP Net Loss	$(65.0)	150	$(0.43)

Capital expenditures	50.0
Projected Free Cash Outflow	$(115.0)

Projected GAAP and non-GAAP measures reflect mid-points within ranges of estimated guidance.